                                                                      Exhibit 11
                             Harmon Industries, Inc.
                                    Form 10-Q
                        Computation of Per Share Earnings
                    (in thousands, except earnings per share)


                                                      Three Months ended June 30,
                                                        ----------------------
                                                          1998         1997
                                                          ----         ----
Basic:
Net earnings                                            $ 4,602      $ 2,987
                                                        -------      -------
                                                        -------      -------

Weighted average shares outstanding                      10,534       10,301
Shares representing unearned compensation                   (10)           0
                                                        -------      -------
   Total                                                 10,524       10,301
                                                        -------      -------
                                                        -------      -------
Basic earnings per share                                $  0.44      $  0.29
                                                        -------      -------
                                                        -------      -------

Diluted:
Net earnings                                            $ 4,602      $ 2,987
                                                        -------      -------
                                                        -------      -------

Weighted average shares outstanding                      10,534       10,301
Shares representing unearned compensation                   (10)           0
Equivalent shares under option plans                        161           34
                                                        -------      -------
   Total                                                 10,685       10,335
                                                        -------      -------
                                                        -------      -------
Diluted earnings per share                              $  0.43      $  0.29
                                                        -------      -------
                                                        -------      -------


                                                       Six Months ended June 30,
                                                        ----------------------
                                                          1998         1997
                                                          ----         ----
Basic:
Net earnings                                            $ 7,414      $ 4,434
                                                        -------      -------
                                                        -------      -------

Weighted average shares outstanding                      10,514       10,277
Shares representing unearned compensation                   (11)           0
                                                        -------      -------
   Total                                                 10,503       10,277
                                                        -------      -------
                                                        -------      -------
Basic earnings per share                                $  0.71      $  0.43
                                                        -------      -------
                                                        -------      -------

Diluted:
Net earnings                                            $ 7,414      $ 4,434
                                                        -------      -------
                                                        -------      -------

Weighted average shares outstanding                      10,514       10,277
Shares representing unearned compensation                   (11)           0
Equivalent shares under option plans                        144           43
                                                        -------      -------
   Total                                                 10,647       10,320
                                                        -------      -------
                                                        -------      -------
Diluted earnings per share                              $  0.70      $  0.43
                                                        -------      -------
                                                        -------      -------

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